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                                                                    EXHIBIT 10.5

                   LEASE EXTENSION AND MODIFICATION AGREEMENT

         THIS LEASE EXTENSION AND MODIFICATION AGREEMENT, made and entered into this 1st day of July, 2003, by and between NATIONAL VISION, INC. (formerly known as Vista Eyecare), dba Vista Optical, and FRED MEYER STORES, INC. (formerly known as Fred Meyer, Inc.) or its corporate subsidiaries, a Delaware corporation ("Fred Meyer").

                              W I T N E S S E T H:

         WHEREAS, Fred Meyer and National Vision, Inc. hold the landlord's and tenant's interests, respectively, under a master Lease Agreement dated April 26,1999, as amended ("Lease") which covers National Vision, Inc.'s right to lease and operate Vista Optical stores at various Fred Meyer retail developments which Agreement is incorporated herein by reference; and

         WHEREAS, it is now the desire of the parties to modify said Lease in certain particulars as set forth below.

         NOW, THEREFORE, for value received, the parties hereby agree as follows:

         1.       TERM AND RENT

                  a.) The Term of the Lease for all locations on Exhibit A shall be modified or extended to expire on December 31, 2006.

                  b.) Effective January 1, 2004, rent (inclusive of base rent and percentage rent) for each location shall be
                           the greater of $ * per square foot per year,   or *%
                           of Gross Sales which exceeds $ * per calendar year reported and paid monthly as required by the Lease. All other provisions of Section 2 of the Lease will remain in full force and effect.

                  c.) The five (5) year option provided for in the Lease for all locations (original and additional) is hereby deleted.

         2. CLOSURE OF SELECTED LOCATIONS. From and after June 1, 2003 and prior to December 31, 2003, Tenant, at Tenant's sole option, may cease to operate at any or all of the locations as listed on Exhibit B attached hereto. Tenant is required to provide Landlord with twenty (20) days written notice prior to closing any of the locations. The Lease as to a closed location shall terminate as of the time the location closes, except that Tenant must, as of the date any location closes, continue to pay all base and percentage rent obligations as required herein as to the closed location without offset through December 31, 2003 (but Tenant shall have no obligation to pay any additional rent as to any closed location).

         3. LANDLORD'S RIGHT TO TERMINATE. Landlord has the right to terminate no more than three (3) locations per year listed in Exhibit A or Exhibit B with sixty (60) days written notice if the Landlord requires Tenant's premises as a result of renovations by Fred Meyer of the Development in which the Property is located.

* Confidential portion, which has been omitted and filed separately with the Commission.
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         4.       GENERAL PROVISIONS.

                  4.1 AFFIRMATION OF LEASE. Subject to the modifications stated in this Agreement, all of the terms and provisions of the Lease are hereby ratified and reaffirmed.

                  4.2 ATTORNEYS' FEES. In the event of any litigation concerning this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and courts costs, at trial, upon appeal and any petition for review.

                  4.3 ENTIRE AGREEMENT. This Agreement and the Lease (including any attachments) are the entire, final and complete agreement of the parties and supersedes and replaces all prior written and oral agreements between the parties or their representatives with respect to such matters. If any provision therein is held to be invalid or unenforceable for any reason, the remainder shall not be affected and shall be enforced to the fullest extent permitted by law.

                  4.4 FULL FORCE AND EFFECT. The Lease (including all prior amendments thereto) is in full force and effect and nothing contained in this Agreement shall be construed as modifying such Lease, except as specifically provided pursuant to this Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the day and year shown above.

LANDLORD:                                     TENANT:

By: /s/ Beverly Stautz                        By: /s/ L. Reade Fahs
     -----------------------------------      -----------------------------
         Beverly Stautz
         Vice President
         Property Management Department       Title: CEO

Date: 7/1/2003                                Date:  June 27, 2003